SECURITIES AND EXCHANGE COMMISSION
			         WASHINGTON, D.C.  20549


			   _____________________________


				    FORM 8-K

				 CURRENT REPORT
			  PURSUANT TO SECTION 13 OF THE
			  SECURITIES EXCHANGE ACT OF 1934

	DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 31, 1995



			   SIGNAL APPAREL COMPANY, INC.
	     (Exact Name of Registrant as specified in its Charter)



	Indiana                    1-2782                   62-0641635
   (State or other           (Commission File             (I.R.S. Employer
   jurisdiction of                Number)                 Identification
   incorporation)                                         No.)



	     200-A MANUFACTURERS ROAD, CHATTANOOGA, TN  37405
	(Address of principal executive offices)       (ZIP Code)


	Registrant's telephone number, including area code (615) 752-2032

Item 5.  OTHER EVENTS

Effective March 31, 1995, Signal Apparel Company, Inc. (the "COMPANY") entered into a credit agreement with Walsh Greenwood & Co. ("WALSH GREENWOOD") (the "CREDIT AGREEMENT"). Walsh Greenwood is a principal shareholder of the Company and Paul R. Greenwood and Stephen Walsh, directors of the Company, are each general partners of Walsh Greenwood. Under the Credit Agreement, Walsh Greenwood will lend the Company up to $15,000,000 for a three-year term. The material terms of the Credit Agreement are: (i) a maximum borrowing of $15,000,000, which shall be drawn in increments of $1,000,000 upon notice received two business days prior to each draw (as of the date hereof, the Company has drawn approximately $12,000,000; (ii) the issuance to Walsh Greenwood of warrants to purchase 1,500,000 shares of the Company's Common Stock at $2.25 per share, which warrants vest on the basis of 100,000 warrants for each $1,000,000 drawn and which are exercisable for three years from vesting, such warrants containing antidilution provisions no more favorable than the equivalent provisions in the currently outstanding warrants issued to principal shareholders of the Company (as of the date hereof, 1,200,000 of such warrants have vested); (iii) the issuance to Walsh Greenwood of warrants to purchase 1,500,000 shares of the Company's Common Stock at a 25% discount to the 20 day average trade price in December 1996, which warrants vested immediately upon the commitment by Walsh Greenwood of the full amount of the credit and which will be exercisable for three years beginning January 1, 1997, such warrants containing antidilution provisions no more favorable than the equivalent provisions in the currently outstanding warrants issued to principal shareholders of the Company; (iv) all warrants issued have registration rights no more favorable than the equivalent provisions in the currently outstanding warrants issued to principal shareholders of the Company, except that such rights include three demand registrations; (v) interest upon the outstanding balance of the credit is at the rate of 25% per annum, payable on December 31, 1995 and quarterly thereafter (the Company is obligated only to pay interest at the rate of 15% per annum until maturity, with the balance being due at maturity); (vi) all borrowings are secured by a security interest in all assets of the Company currently pledged to its senior lenders, but said security interest is subordinate to the security interests of the senior lenders; and (vii) all borrowings may be used for only working capital and may not be used to repay any principal of any bank debt.

As additional conditions to the foregoing extension of credit, the Company obtained the agreement of the holders of its preferred stock (1) to forego all future dividends from January 1, 1995 until the principal and interest of all the borrowing under the Credit Agreement has been paid in full and (2) to grant the Company the right, after repayment of a $6,500,000 NationsBank loan and the borrowing from Walsh Greenwood, to redeem the outstanding shares of preferred stock with shares of its Common Stock valued for such purpose at $7.00 per share, which right of redemption will extend until June 30, 1998.

Walsh Greenwood's ability to exercise any of the warrants to purchase up to 3,000,000 shares of the Company's Common Stock, as described above, is contingent upon the approval of the issuance of such warrants by the shareholders of the Company. Such vote will occur on May 11, 1995 at the Annual Meeting of Shareholders.


Item 7.  EXHIBITS

(1) Listing of Exhibits Incorporated by Reference:

    None.

(2) Listing of Exhibits Filed with this Report:

(4-1)   Credit Agreement dated as of March 31, 1995 between the
	Company and Walsh Greenwood & Co.

(4-2)   Promissory Note in face amount of $15,000,000 dated
	March 31, 1995 issued to Walsh Greenwood by the Company

(4-3) Fixed Rate Warrant Certificate for 1,500,000 Warrants dated March 31, 1995 issued to Walsh Greenwood by the Company

(4-4)   Discount Rate Warrant Certificate for 1,500,000
	Warrants dated March 31, 1995 issued to Walsh Greenwood by the Company

(10-1) Agreement among Signal Apparel Company, Inc. and certain shareholders of Signal Apparel Company, Inc.

(10-2)  Tennessee Deed of Trust and Security Agreement dated
	March 31, 1995 between the Company and Walsh Greenwood

(10-3)  Deed to Secure Debt and Security Agreement dated March
	31, 1995 between the Company and Walsh Greenwood

(10-4)  Real Estate Mortgage, Security Agreement, Assignment of
	Lease and Rents and Fixture Filing dated March 31, 1995 between Shirt Shed and Walsh Greenwood

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			  SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

				  SIGNAL APPAREL COMPANY, INC.
				  (Registrant)


				  By:  /s/ William H. Watts
				       William H. Watts
				       Senior Vice President and
					 Chief Financial Officer

				  Date: May 11, 1995

			SIGNAL APPAREL COMPANY, INC.
			CURRENT REPORT ON FORM 8-K
				EXHIBIT INDEX


EXHIBIT                                                         SEQUENTIAL
  NO.                   DESCRIPTION                               PAGE NO.

(4-1)           Credit Agreement dated as
		of March 31, 1995 between
		the Company and Walsh
		Greenwood & Co.

(4-2)           Promissory Note in face
		amount of $15,000,000
		dated March 31, 1995
		issued to Walsh Greenwood
		by the Company

(4-3)           Fixed Rate Warrant Certificate
		for 1,500,000 Warrants
		dated March 31, 1995
		issued to Walsh Greenwood
		by the Company

(4-4)           Discount Rate Warrant Certificate
		for 1,500,000 Warrants
		dated March 31, 1995
		issued to Walsh Greenwood
		by the Company

(10-1)          Agreement among Signal Apparel
		Company, Inc. and certain
		shareholders of Signal Apparel
		Company, Inc.

(10-2)          Tennessee Deed of Trust and
		Security Agreement dated March
		31, 1995 between the Company
		and Walsh Greenwood

(10-3)          Deed to Secure Debt and Security
		Agreement dated March 31, 1995
		between the Company and Walsh
		Greenwood

(10-4)          Real Estate Mortgage, Security
		Agreement, Assignment of Leases
		and Rents and Fixture Filing
		dated March 31, 1995 between
		Shirt Shed and Walsh Greenwood